 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2025 (April 30, 2025)
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2025, The Pennant Group, Inc. (the “Company”), through its wholly-owned subsidiaries, Cornerstone Healthcare, Inc. (“Entity Buyer”) and Tensaw River Healthcare LLC (“Asset Buyer”), entered into a Purchase Agreement (the “Purchase Agreement”) with UnitedHealth Group Incorporated (“UnitedHealth”), Amedisys, Inc. (“Amedisys”) and certain other sellers (collectively, the “Sellers”). Pursuant to the Purchase Agreement, Entity Buyer will acquire from the Sellers certain equity interests in, and Asset Buyer will acquire from the Sellers certain assets of, certain subsidiaries of UnitedHealth and Amedisys related to the business of providing home health, hospice, or palliative care services through certain providers (the “Transaction”). The Purchase Agreement contains customary representations, warranties, covenants, conditions to closing (including regulatory approvals under any antitrust law or any healthcare law for the Transaction and approval of a proposed merger of Amedisys with UnitedHealth pursuant to a previously disclosed merger agreement), and indemnification obligations of the parties.

The purchase price for the Transaction is $102,484,000, subject to pre-closing adjustments and post-closing adjustments as set forth in the Purchase Agreement, to be paid with cash. Except for the Transaction, there are no material relationships between the Company, its affiliates, and the Sellers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2025	THE PENNANT GROUP, INC.
	By:	/s/ BRENT J. GUERISOLI
Brent J. Guerisoli
Chief Executive Officer